UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2025
Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109		59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock	RJF PrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

(d) On May 21, 2025, the Board of Directors (“Board”) of Raymond James Financial, Inc. (“Company”) appointed Mark W. Begor, age 66, as a director, effective immediately. In connection therewith, Mr. Begor was also appointed to the Board’s Audit Committee and to its Risk Committee. The Board has affirmatively determined that Mr. Begor is an independent director.

Mr. Begor has served as Chief Executive Officer of Equifax Inc. and a member of its Board of Directors since April 2018. Before joining Equifax, Mr. Begor served as a Managing Director in the Industrial and Business Services group at Warburg Pincus, a global private equity investment firm, from June 2016. Previously, Mr. Begor spent 35 years in a variety of operating and financial roles of increasing responsibility at General Electric Company, a global industrial and financial services company.

Mr. Begor holds a bachelor’s degree in finance and marketing from Syracuse University and an MBA from Rensselaer Polytechnic Institute. He is a member of the Board of Trustees and Chair of the Dartmouth Health Board and a Trustee of the U.S. Ski and Snowboard Foundation.

There are no arrangements or understandings between Mr. Begor and any other person pursuant to which he was selected as a director, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Begor will participate in the standard fee arrangements for non-executive directors, which are described in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders under the caption “Director Compensation,” filed with the Securities and Exchange Commission on January 8, 2025. Consistent with such arrangements, effective upon public announcement of his appointment to the Board, Mr. Begor has been granted an award of restricted stock units with a prorated value of $150,000, which units will vest in full at the date of the 2026 Annual Meeting of Shareholders. Mr. Begor will also enter into the Company’s standard indemnification agreement which the Company concludes with all directors, pursuant to which we will indemnify him for certain actions he takes in his capacity as a director. A copy of the form of indemnification agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 6, 2019, and is incorporated herein by reference.

In connection with the above appointment, the size of the Board was increased from twelve (12) to thirteen (13) directors.

A copy of the press release issued by the Company in connection with the above is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On May 21, 2025, the Company also issued a press release (the “Press Release”) announcing that the Board had declared a quarterly dividend of $0.50 per share for each outstanding share of common stock of the Company. The dividend is payable on July 15, 2025 to shareholders of record on July 1, 2025.

The Press Release also announced that the Board had declared on May 21, 2025 a quarterly cash dividend of $0.3984375 per depositary share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock (NYSE: RJF PrB), payable July 1, 2025 to shareholders of record on June 13, 2025.

A copy of the Press Release is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.2 hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report is incorporated by reference).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following are filed as exhibits to this report:

Exhibit No.	Description
99.1	Press Release, dated May 21, 2025, issued by Raymond James Financial, Inc.
99.2	Press Release, dated May 21, 2025, issued by Raymond James Financial, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: May 23, 2025	By:	/s/ Jonathan W. Oorlog, Jr.
Jonathan W. Oorlog, Jr.
Chief Financial Officer